UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2022

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 4, 2022, the Board of Directors (“Board”) of Vincerx Pharma, Inc. (the “Company”) approved a strategic plan to prioritize and focus its resources on its ongoing VIP152 clinical studies for double-hit diffuse large B-cell lymphoma and chronic lymphocytic leukemia and its next generation bioconjugation platform and streamline and realign its resources to support these prioritized studies and programs and extend its estimated cash runway into late 2024. This plan includes a reduction of the Company’s full-time employees by 33% and other cost reduction measures. Affected employees will be offered separation benefits, including severance payments, payments to cover premiums for continuation of healthcare coverage for a limited period and in some cases vesting acceleration on certain outstanding stock options.

As a result of this strategic plan, the Company estimates that it will incur between $2.5 million and $4.5 million in costs primarily related to severance costs and related expenses and expects that payment of these costs will be made during the second and third quarters of 2022. The estimate of the costs that the Company expects to incur, and the timing of such costs, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the strategic plan.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include, but are not limited to, the Company’s strategy, product candidates, preclinical and clinical development and expected results, the timing of the workforce reduction, and the impact of strategic prioritization and cost reduction measures, including expected costs, timing of payments and estimated cash runway. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development and trials, including those conducted prior to the Company’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of the Company’s business and the timing of expected business milestones; changes in the assumptions underlying the Company’s expectations regarding its future business or business model; the Company’s ability to develop and commercialize product candidates; the Company’s capital requirements and availability and uses of capital; the effects of competition on the Company’s future business; the Company’s ability to successfully implement its workforce and cost reductions and the impact of such reductions; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K most recently filed with or furnished to the SEC by the Company. Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    In connection with the strategic plan described in Item 2.05 above, Hermes Garban, M.D., Ph.D., will depart from his role as the Company’s Chief Medical Officer on or before August 6, 2022.

Item 8.01	Other Events.

On June 6, 2022, the Company issued a press release related to the strategic plan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release dated June 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Raquel E. Izumi
President and Chief Operations Officer